Exhibit 3.103

BYLAWS

OF

RT WEST PALM BEACH, INC.

(a Georgia corporation)

ARTICLE I

OFFICES

The corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

ARTICLE II

SHAREHOLDERS’ MEETINGS

2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually. The annual meeting shall be held at such time and place on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

2.2 Special Meetings. A special meeting of the shareholders may be called at any time by the President or any holder or holders at least twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than sixty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder.

Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or share exchange of the corporation, or any other action that would entitle the shareholder to dissent and obtain payment for his, her or its shares under applicable Georgia law, are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns an amendment to the articles of incorporation, a plan of merger or share exchange, a sale of all or substantially all of the corporation’s assets, or any other action that would entitle the shareholder to dissent and obtain payment for his, her or its shares under applicable Georgia law, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Attendance at such meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.5 Quorum. At all meetings of shareholders, shares representing a majority of the votes entitled to be cast shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, and shall announce the time and place to which the meeting is adjourned. Every shareholder shall be entitled to vote in person or by proxy.

2.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of all of the shares (or valid proxies therefor) entitled to vote with respect to the subject matter thereof, or by the holders of such lesser number of shares (or valid proxies therefor) as may be required in accordance with any lawful provision of the Articles of Incorporation, provided that the corporation has complied with any further requirements of law pertaining to such consent.

ARTICLE III

DIRECTORS

3.1 Management. Subject to these Bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

3.2 Number of Directors. The shareholders shall fix by resolution the precise number of members of the Board of Directors, provided that the Board of Directors shall consist of not fewer than one (1) nor more than seven (7) members. Directors shall be elected at each annual meeting of the shareholders, and a director shall serve for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. A majority of said directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

3.3 Vacancies. Either the shareholders or the directors may fill the place of any director which may become vacant prior to the expiration of his or her term, or may fill any directorship created by reason of an increase in the number of directors, such appointment to continue until the expiration of the term of the director whose place has become vacant, or until the next election of directors by the shareholders and until the election and qualification of his or her successor, or until his or her earlier resignation, removal from office or death.

3.4 Meetings. The directors shall meet annually, without notice, following the annual meeting of the shareholders. Special meetings of the directors may be called at any time by the President or by any two directors, on two days’ written notice to each director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.5 Quorum. A majority of the directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the directors shall require the affirmative vote of a majority of the directors present at the meeting.

3.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, provided that the corporation has complied with any further requirements of law pertaining to such consent.

3.7 Removal. Any director may be removed from office, with or without cause, upon the vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

ARTICLE IV

OFFICERS

4.1 General Provisions. The officers of the corporation shall consist of a President and a Secretary who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he or she is elected or appointed and until his or her successor has been elected or appointed and has qualified or his or her earlier resignation, removal from office or death. Any two or more offices may be held by the same person.

4.2 President. The President shall be the chief executive officer of the corporation and shall have general and active management of the operation of the corporation. He or she shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the corporation. The President shall have all such powers and duties as generally are incident to the position of President, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the Board of Directors.

4.3 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

4.4 Treasurer. The Treasurer, if one is elected, shall be charged with the management of the financial affairs of the corporation, shall have the power to recommend action concerning the corporation I s affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

4.5 Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

4.6 Vice Presidents. The corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and the Secretary and the seal of the corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

5.2 Transfer of Shares. Transfers of shares shall be made on the stock books of the corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

5.3 Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

ARTICLE VI

SEAL

The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

ARTICLE VII

AMENDMENT

These Bylaws may be amended by majority vote of the Board of Directors of the corporation or by vote of the shareholders holding a majority of the shares entitled to vote, provided that the shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

8.1 Authority to Indemnify. The corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation (or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual acted in manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this action in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

8.2 Mandatory Indemnification: To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation shall indemnify such director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

8.3 Advance for Expenses. The corporation shall pay for or reimburse. the reasonable expenses incurred by a director, officer. employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 8.1 of this section, and (b) he or she furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this Section 8.3 must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

8.4 Court-ordered Indemnification and Advances for Expenses. A director, officer, employee or agent of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

8.5 Determination of Indemnification. Except as provided in Section 8.2 and except as may be ordered by the court, the corporation may not indemnify a director, officer, employee or agent under Section 8.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of such director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 8.1. The determination shall be made:

(a) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) By special legal counsel:

(i) Selected by the Board of Directors or its committee in the manner prescribed in paragraph (a) or (b) of this Section 8.5; or

(ii) If a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

(d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

8.6 Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of Section 8.5 to select counsel.

8.7 Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution. agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the shareholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee or agent pursuant to this Section 8.7 by the corporation for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the corporation or otherwise; or (d) any transaction from which the director derived an improper personal benefit.

8.8 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director. officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent whether or not the corporation would have power to indemnify him or her against the same liability under this Article Eight.

8.9 Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall’ inure to the benefit of the heirs, executors, and administrators of such person.